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                                  EXHIBIT 99.21

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EQUITY ONE MORTGAGE 04-5 - MUNICH RE BREAKEVEN ANALYSIS CLASS  M1

Balance         $40,730,000.00            Delay              24
Coupon          5.28                      Dated              11/1/2004
Settle          11/24/2004                First Payment      12/25/2004

Price                                   Stress Run 1      Stress Run 2
------------------------------------    --------------    ------------------
                                 WAL             11.31                 10.55
                 Principal Writedown             0.02%                 0.01%
 Total Collat Loss (Collat Maturity)            18.02%                17.58%

                           LIBOR_1MO               Fwd                   Fwd
                           LIBOR_6MO               Fwd                   Fwd
                        Prepay (FRM)            75 PPC                75 PPC
                        Prepay (ARM)           100 PPC               100 PPC
                             Default        10.928 CDR     20.054 *MUNICH_RE
                       Loss Severity               50%                   50%
                   Servicer Advances              100%                  100%
                     Liquidation Lag                12                    12
                              Delinq              100%                  100%
                 Optional Redemption          Call (N)              Call (N)

Stress Run 1:

40% Loss severity
12 month delay
Trigger Fail
Run to Maturity
Defaults are in addition to prepayments Principal and Interest Advanced Run at 75% of pricing speed for fixed rate loans
Solve for CDR "break" that results in first dollar of principal loss
Peport lifetime net losses

Stress Run 2:

CDR ramp:                     0 cdr (1-6 months)
                                                        25% peak (7-12)
                                                        50% peak (13-24)
                                                        75% peak (25-36)
                                                            peak (36-47)
                                                        67% peak remaining life
50% Loss severity
12 month delay
Trigger Fail
Run to Maturity
Defaults are in addition to prepayments
Principal and Interest Advanced
Run at pricing speed for fixed rate loans
Solve for CDR "break" that results in first dollar of principal loss
Report peak break
Peport cumulative lifetime net losses